CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(After Issuance of Stock)

TRANSCONTINENTAL TRADING CENTER, INC.

Name of Corporation,

We the undersigned Richard D. Fritzler President and Richard D. Fritzler Secretary of Transcontinental Trading Center. Inc. the Corporation do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held June 12, 2000, adopted a resolution to amend the original Articles of Incorporation:

Article IV

The capital stock of the Corporation shall consist of Fifty million (50,000,000) shares of common stock with a par value of $0.001 and One million (1,000,000) shares of preferred stock with a par value of $0.001. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

The number of shares outstanding and entitled to vote an amendment of the Articles of Incorporation is 1,365. The said change(s) and amendment have been consented to and approved by a majority of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

Original Signature and Stamp on File

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'

State Of Nevada)

)SS

County of Clark)

On June 12, 2000 personally appeared before me, a Notary Public, who acknowledged he executed the above instrument on behalf of said Corporation.

Original Signature and Stamp on File

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Notary Public

STATE OF NEVADA SECRETARY OF STATE

CERTIFICATE OF REINSTATEMENT

I, DEAN HELLER, the duly elected Secretary of State of the State of Nevada, do hereby certify that TRANSCONTINENTAL TRADING CENTER, INC a Corporation formed under the laws of the

State of NEVADA having paid all filing fees, licenses, penalties and costs, in accordance with the provisions of Title 7 of the Nevada Revised Statutes as amended, for the years and in the amounts as follows:

1997-1998

List of officers/directors + penalty

$100

1998-1999

List of officers/directors + penalty

$100

1999-2000

List of officers/directors + penalty

$100

2000-2001

List of officers/directors + penalty

$100

Reinstatement

$50

Total

$450

and otherwise complied with the provisions of said section, the said corporation has been reinstated, and that by virtue of such reinstatement it is authorized to transact its business in the same manner as if the aforesaid filing fees, licenses, penalties and costs had been paid when due.

IN WI1NESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office in Carson City, Nevada, on JUNE 16,2000.

Original Signature and Stamp on File

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Secretary of State

DEAN HELLER

Secretary of State

202 North Carson Street Carson City, Nevada 89701-4201 (775) 684 5708

Certificate of

Amendment

(PURSUANT TO NRS 78.385 and 78.390)

AUG 0 6 2003

.

Important: Read attached instructions before completing

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

- Remit in Duplicate

1. Name of corporation: Transcontinental Trading Center, Inc.

2.The-articles have been amended as follows (provide article numbers, if available):

Article IV

The capital stock of the Corporation shall consist of one hundred million (100,000,000) shares of common stock with a par value of $0.001 and five million (5,000,000) shares of preferred stock with a par value of $0.001. The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 90%

4. Officer Signature (Required):

Original Signature on File

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* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

Certificate of Amendment

(Pursuant to NRS 78.385 and 78.390 _- After Issuance of Stock)

Dean Heller

Secretary of State

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

1.

Name of Corporation:

Transcontinental Trading Center, Inc.

2.  The articles have been amended as follows (provide article numbers, if available):

Article IV

The capital stock of the Corporation shall consist of two hundred million (200,000,000) shares of common stock with a par value of $0.001 and fifty million (50,000,000) shares of preferred stock with a par value of $0.001.  The Corporation may issue the shares of stock for such consideration as may be fixed by the Board of Directors.

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51%

4. Effective date of filing (optional):

5.  Officer Signature (required):  Original Signature on File

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